UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2017

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, Ca. 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2017, MRI Interventions, Inc. (the “Company”) and Acoustic Medsystems, Inc. (“AMS”) entered into a License and Collaboration Agreement (the “Agreement”). Under the Agreement, the Company and AMS have agreed to collaborate and share certain information and technology with one another to develop, evaluate, and commercialize new products and technology integrating or incorporating AMS’s TheraVision® system and components (the “AMS System”) or AMS’s related intellectual property in the field of medical procedures, processes and therapies related to the pancreas via vessels, pancreatic ducts or percutaneous access (the “Field”).  Under the terms of the Agreement, the Company shall exclusively own any new intellectual property developed as a result of the research, development, analysis, testing, and other collaboration activities conducted by the Company and AMS pursuant to the Agreement.  AMS has also agreed to grant the Company an exclusive right to sell, offer for sale, market, license and distribute the AMS System in the Field.

As part of the consideration provided to AMS pursuant to the Agreement, the Company has agreed to issue AMS up to 115,000 shares of unregistered common stock (the “Shares”) issuable upon the execution and delivery of the Agreement and thereafter for the achievement of certain milestones. The Agreement also provides for the Company to register the resale of any Shares, as requested by AMS, under the Securities Act of 1933, as amended (the “Securities Act”), in the event that the Company proposes to register any shares of its common stock under the Securities Act in connection with the secondary offering of such securities by stockholders of the Company at any point during the twelve months following the date of issuance of such Shares to AMS.

The foregoing description of the terms and conditions of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed with the Company’s Quarterly Report on 10-Q for the quarter ended March 31, 2017 and which is incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 27, 2017, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.       See Exhibit Index immediately following signature page

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2017 contains, under the heading “Risk Factors,” a comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 27, 2017.